                                                                  Exhibit 10.32


                           SECURITIES PURCHASE AGREEMENT

                                       Among

                           ENTERTAINMENT BOULEVARD, INC.,

                                    H.A.A. INC.,

                                   LOWEN HOLDINGS

                                        and

                              BEESTONS INVESTMENT LTD.



                           Dated as of September 3, 1999

                                  TABLE OF CONTENTS



                                                                                  PAGE
                                                                                  ----
ARTICLE I     PURCHASE AND SALE OF THE SECURITIES. . . . . . . . . . . . . . . . . .4
 1.1   Purchase and Sale; Purchase Price . . . . . . . . . . . . . . . . . . . . . .4
 1.2   The Closings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE II    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . .5
 2.1   Representations, Warranties and Agreements of the Corporation . . . . . . . .5
 2.2   Representations and Warranties of the Purchasers. . . . . . . . . . . . . . 12

ARTICLE III   OTHER AGREEMENTS OF THE PARTIES. . . . . . . . . . . . . . . . . . . 13
 3.1   Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
 3.2   Stop Transfer Orders; Suspension of Qualification . . . . . . . . . . . . . 14
 3.3   Furnishing of Information . . . . . . . . . . . . . . . . . . . . . . . . . 14
 3.4   Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
 3.5   Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
 3.6   Certain Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
 3.7   Listing and Reservation of Underlying Shares; Compliance with Law . . . . . 15
 3.8   Listing on Nasdaq . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
 3.9   Filing the Form 10 or Form S-1 and Form 8-A . . . . . . . . . . . . . . . . 16
 3.10  Notice of Breaches. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
 3.11  Conversion Obligations of the Corporation . . . . . . . . . . . . . . . . . 16
 3.12  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
 3.13  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
 3.14  Sales of the Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 18
 3.15  Subsequent Sales and Registrations. . . . . . . . . . . . . . . . . . . . . 18
 3.16  Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
 3.17  Board Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
 3.18  Employee Inventions and Confidentiality Agreement . . . . . . . . . . . . . 19
 3.19  Year 2000 Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
 3.20  Incorporation of the Certificate of Designation By Reference. . . . . . . . 19

ARTICLE IV    CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
 4.1   Conditions Precedent to Sale of the Securities. . . . . . . . . . . . . . . 19

ARTICLE V     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
 5.1   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
 5.2   Entire Agreement; Amendments. . . . . . . . . . . . . . . . . . . . . . . . 23
 5.3   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
 5.4   Amendments; Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
 5.5   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
 5.6   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
 5.7   No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . 24
 5.8   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24


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

 5.9   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
 5.10  Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
 5.11  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
 5.12  Consent to Jurisdiction; Attorneys' Fees. . . . . . . . . . . . . . . . . . 25
 5.13  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
 5.14  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
 5.15  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
 5.16  Independent Nature of Purchasers' Obligations and Rights. . . . . . . . . . 27


SCHEDULES AND EXHIBITS

Schedule 1               -    Purchasers of the Securities
Schedule 2.1(a)          -    Organization and Qualification
Schedule 2.1(c)          -    Capitalization
Schedule 2.1(c)(i)       -    Capitalization; Rights to Acquire Capital Stock
Schedule 2.1(c)(v)       -    Capitalization; 5% holders
Schedule 2.1(f)          -    Consents and Approvals
Schedule 2.1(g)          -    Litigation; Proceedings
Schedule 2.1(h)          -    No Default or Violation
Schedule 2.1(k)          -    Financial Statements; No Adverse Change
Schedule 2.1(s)          -    Registration Rights, Rights of Participation
Schedule 2.1(t)          -    Title
Schedule 2.1(w)          -    Insurance
Schedule 2.1(z)          -    Year 2000 Compliance


Exhibit A                -    Certificate of Designation
Exhibit B                -    Registration Rights Agreement
Exhibit C                -    Legal Opinion of Counsel
Exhibit D                -    Employee Inventions and Confidentiality Agreement
Exhibit E                -    Transfer Agent Instructions

                           SECURITIES PURCHASE AGREEMENT

       SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 3, 1999, among Entertainment Boulevard, Inc., a Nevada corporation (the "CORPORATION") (which was formerly known as Sedmet Exploration, Inc.), and the purchasers whose names appear on the signature page hereof. Such purchasers are each referred to herein individually as a "PURCHASER" and are collectively referred to herein as the "PURCHASERS."

       WHEREAS, subject to the terms and conditions set forth in this Agreement, the Corporation desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Corporation, an aggregate of 2,000 shares of 8.0% Mandatorily Convertible Series A Preferred Stock of the Corporation, $1,000 stated value per share (the "INITIAL SECURITIES"), convertible into shares of common stock, $0.001 par value per share, of the Corporation (the "COMMON STOCK"), and an aggregate of not more than 2,000 additional shares (the "Additional Securities"). The Additional Securities, together with the Initial Securities, are hereinafter referred to as the "Securities."

       NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Corporation and each Purchaser agree as follows:

                                     ARTICLE I

                        PURCHASE AND SALE OF THE SECURITIES

       1.1 PURCHASE AND SALE; PURCHASE PRICE. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, the Corporation shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Corporation an aggregate of 4,000 shares of Securities for a purchase price of $1,000 per share (the "PURCHASE PRICE").

               (a) The Securities shall have the respective rights, preferences and privileges set forth in the Certificate of Designation of the Corporation (the "CERTIFICATE OF DESIGNATION") the form of which is annexed hereto as EXHIBIT A, which shall be approved by the Purchasers and the Corporation's Board of Directors (the "BOARD OF DIRECTORS") and filed and accepted for filing on or prior to the Initial Closing Date (as defined below) by the Corporation with the Secretary of State of the State of Nevada.

              For purposes of this Agreement, "TRADING DAY," "PER SHARE MARKET VALUE," "CONVERSION DATE," and "ORIGINAL ISSUE DATE" shall have the meanings set forth in the Certificate of Designation.

       1.2    THE CLOSINGS.

              (a) The closing of the purchase and sale of the Securities shall take place in two or more parts: (i) an initial closing upon the purchase and sale of 2,000 shares of the Initial Securities (the "INITIAL CLOSING") and
(ii) one or more subsequent closings upon the purchase and sale of up to an additional 2,000 shares (or an aggregate of 4,000 shares) of the Additional Securities (the "FINAL CLOSING" and with the Initial Closing, the "CLOSING") and shall take place at the offices of Stroock & Stroock &
Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, immediately following the execution hereof or such later date or different location as the parties shall agree in writing, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Initial Closing shall be no later than September 7, 1999, and is hereinafter referred to as the "INITIAL CLOSING
DATE." The date of the Final Closing shall be within 10 days of the date the Registration Statement is declared effective and is hereinafter referred to as the "CLOSING DATE." On the Initial Closing Date, the Corporation shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Corporation, an aggregate of 2,000 shares of Initial Securities. On or before the Closing Date, the Corporation shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Corporation, an additional 2,000 shares of Securities.

              (b) At each Closing (i) the Corporation shall deliver to each Purchaser (1) stock certificates representing the shares of the Securities in the denominations specified on SCHEDULE 1 attached hereto, each registered in the name of such Purchaser, (2) the Registration Rights Agreement, dated the date hereof, by and among the Corporation and the Purchasers, in the form of EXHIBIT B annexed hereto (the "REGISTRATION RIGHTS AGREEMENT"), and (3) all other documents, instruments and writings required to have been delivered at or prior to the Initial Closing Date by the Corporation pursuant to this Agreement or the Registration Rights Agreement, and (ii) each Purchaser shall deliver to the Corporation the portion of the Purchase Price set forth next to its name on SCHEDULE 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Corporation for such purpose on or prior to each Closing Date, and all documents, instruments and writings required to have been delivered at or prior to each Closing Date by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

                                     ARTICLE II

                           REPRESENTATIONS AND WARRANTIES

       2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE CORPORATION. The Corporation hereby makes the following representations and warranties to the Purchasers:

              (a) ORGANIZATION AND QUALIFICATION; SUBSIDIARY. The Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Corporation has no subsidiaries other than International Net Broadcasting, LLC, a wholly-owned subsidiary (the "SUBSIDIARY"). The Subsidiary is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Corporation and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities or any of the other Transaction Documents (as defined below),
(y) have or result in a material adverse effect on the results of operations, assets, prospects (insofar as such prospects may reasonably be foreseen) or financial condition of the Corporation and the Subsidiary, taken as a whole or (z) adversely impair the Corporation's ability to perform fully on a timely basis its obligations under any Transaction Document (as defined below), including, without limitation, the Corporation's obligations under
Section 3.7 hereof (any of (x), (y) or (z), being a "MATERIAL ADVERSE
EFFECT").

              (b) AUTHORIZATION; ENFORCEMENT. The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Registration Rights Agreement and the Certificate of Designation are collectively referred to as the "TRANSACTION DOCUMENTS." The execution and delivery of each of the Transaction Documents by the Corporation and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Corporation and no further action is required by the Corporation. Each of the Transaction Documents has been duly executed by the Corporation and when delivered in accordance with the terms hereof will constitute the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Corporation nor the Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other organizational documents. Prior to the Initial Closing Date, the Certificate of Designation has been filed with the Secretary of State of the State of Nevada and will be in full force and effect, enforceable against the Corporation in accordance with the provisions thereof.

              (c) CAPITALIZATION; RIGHTS TO ACQUIRE CAPITAL STOCK. On the date hereof, the authorized capital of the Corporation consists of (i) 50,000,000 shares of Common Stock, $0.001 par value, and (ii) 1,000,000 shares of preferred stock, $0.01 par value. SCHEDULE 2.1(c) hereto sets forth the shares issued and outstanding of the Corporation as of the date hereof.
SCHEDULE 2.1(c)(i) hereto sets forth the options, warrants and convertible securities of the Corporation (the "DERIVATIVE SECURITIES") which are outstanding on the date hereof, including in each case (i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities,
(iii) the number of shares of Common Stock of the Corporation into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof and (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities. All issued and outstanding shares of capital stock of the Corporation and the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. No shares of the capital stock of the Corporation are entitled to preemptive or similar rights, nor is any holder of the capital stock of the Corporation entitled to preemptive or similar rights arising out of any agreement or understanding with the Corporation by virtue of any of the Transaction Documents. To the best knowledge of the Corporation except as disclosed on
SCHEDULE 2.1(c)(v), no Person or group of related Persons beneficially owns
(as determined pursuant to Rule 13d-3 promulgated under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Corporation beneficial ownership of in excess of 5% of the Common Stock. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Common Stock is quoted on the OTC Bulletin Board ("OTCBB").

              (d) ISSUANCE OF THE SECURITIES. The shares of the Securities are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of first refusal of any kind (collectively, "LIENS"). The shares of the Securities upon issuance will not subject the holders thereof to personal liability by reason of being such holders. The Corporation has, and at each Closing Date will have, and at all times while the shares of the Securities are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock as may be necessary to enable it to perform its obligations under this Agreement and the Certificate of Designation with respect to the number of shares and warrants issued and outstanding at such Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than 200% of the maximum number of shares of Common Stock which would be issuable upon conversion of the Securities pursuant to the terms hereof with respect to the number of the Securities issued and outstanding at such Closing Date were such conversion effected on such Closing Date. The shares of Common Stock issuable upon conversion of, or in lieu of dividends on, the shares of the Securities are referred to herein as the "UNDERLYING SHARES." When issued in accordance with the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens. The Securities and the Underlying Shares are referred to herein as the "STOCK."

              (e) NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Corporation and the consummation by the Corporation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or violate any provision of its articles of incorporation, bylaws or other organizational documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Corporation debt or otherwise) to which the Corporation is a party or by which any property or asset of the Corporation is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Corporation is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Corporation is bound or affected, or (iv) result in the creation of imposition of a Lien upon any of the Stock or any of the assets of the Corporation, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Corporation is not being conducted in violation of any law, ordinance or regulation of any governmental authority except for any such violation as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

              (f) CONSENTS AND APPROVALS. Except as specifically set forth in SCHEDULE 2.1(f), neither the Corporation nor the Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Corporation of the Transaction Documents, other than (i) the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the approval of the Board of Directors and the filing of the Certificate of Designation with respect to the Securities with the Secretary of State of the State of Nevada, which filing and approvals with respect to the Securities shall be effected prior to the Initial Closing Date, and (iii) any filings, notices or registrations under applicable federal and state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 2.1(f), the "REQUIRED APPROVALS").

              (g) LITIGATION; PROCEEDINGS. Except as specifically set forth in SCHEDULE 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or the Subsidiary or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Stock or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

              (h) NO DEFAULT OR VIOLATION. Except as set forth in SCHEDULE 2.1(h), neither the Corporation nor the Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or
(iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, which violation could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

              (i) SCHEDULES. The Schedules to this Agreement furnished by or on behalf of the Corporation do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading.

              (j) PRIVATE OFFERING. The Corporation and all Persons acting on its behalf have not made, and will not make, offers or sales of the Securities or any securities that might be integrated with offers and sales of the Securities, except to "accredited investors" (as defined in Regulation D ("REGULATION D") under the Securities Act of 1933, as amended (the "SECURITIES ACT")) without any general solicitation or advertising and otherwise in compliance with the conditions of Regulation D. The offer and sale by the Corporation to the Purchasers of the

Securities and the Underlying Shares into which the Securities are convertible or exercisable, as the case may be, is exempt from the registration requirements of the Securities Act.

              (k) FINANCIAL STATEMENTS; NO ADVERSE CHANGE. The Corporation's audited financial statements for the fiscal year ended December 31, 1998 and its unaudited financial statements for the five months ended May 31, 1999 previously furnished to the Purchaser and attached hereto as
SCHEDULE 2.1(k), have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Corporation as of and for the dates thereof and the results of operations and cash flows for the periods then ended. The financial statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (l) SENIORITY. The Securities are senior in right of payment, whether upon liquidation, dissolution or otherwise to all other existing equity securities of the Corporation.

              (m) INVESTMENT CORPORATION. The Corporation is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (n) CERTAIN FEES. Other than those described in Section 5.1, no fees or commissions will be payable by the Corporation to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(n) that may be due in connection with the transactions contemplated by this Agreement. The Corporation shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

              (o) SOLICITATION MATERIALS. The Corporation has not distributed any offering materials in connection with the offering and sale of the Securities. The Corporation confirms that it has not provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material non-public information. The Corporation understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Corporation.

              (p) EXCLUSIVITY. The Corporation shall not issue and sell the Securities to any Person other than the Purchasers pursuant to this Agreement other than with the prior written consent of each of the Purchasers.

              (q) PATENTS AND TRADEMARKS. The Corporation has sufficient title and ownership of all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights that are necessary for use in connection with its business, as currently conducted, and such business does not and would not conflict with or constitute an infringement on such rights of others.

              (r) ACKNOWLEDGMENT OF DILUTION. The Corporation acknowledges that the issuance of the Underlying Shares upon conversion of the Securities in accordance with the Certificate of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Corporation further acknowledges that its obligation to issue the Underlying Shares upon conversion of the Securities in accordance with the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

              (s) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as described on SCHEDULE 2.1(s) hereto, (i) the Corporation has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Corporation registered with the SEC or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former shareholders of the Corporation, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

              (t) TITLE. Except as disclosed in SCHEDULE 2.1(t), the Corporation and the Subsidiary have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Corporation or the Subsidiary, in each case free and clear of all liens, except for liens, claims or encumbrances that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Corporation or the Subsidiary. Any real property and facilities held under lease by the Corporation or the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Corporation or the Subsidiary.

              (u) PERMITS. The Corporation and the Subsidiary possess all franchises, certificates, licenses, authorizations and permits or similar authority necessary to conduct their respective businesses except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Corporation nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

              (v) EMPLOYMENT MATTERS. The Corporation and the Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Corporation or the Subsidiary would have any liability; neither the Corporation nor the Subsidiary has incurred and expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Corporation or the Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (w) INSURANCE. Except as disclosed in SCHEDULE 2.1(w), the Corporation and the Subsidiary maintain property and casualty, general liability, director and officer, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards. Neither the Corporation nor the Subsidiary has received notice from, and has any knowledge of any threat by, any insurer (that has issued any insurance policy to the Corporation or the Subsidiary) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

              (x) TAXES. All applicable tax returns required to be filed by the Corporation and the Subsidiary have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Corporation, the Subsidiary, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Corporation or the Subsidiary to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate or individually have a Material Adverse Effect.

              (y) NO INTEGRATED OFFERING. Neither the Corporation, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any securities under circumstances that would cause the offering of the Stock pursuant to this Agreement to be integrated with prior offerings by the Corporation for purposes of the Securities Act or any applicable shareholder approval provisions.

              (z) YEAR 2000 COMPLIANCE. The Corporation has initiated a review and assessment of all areas within its and the Subsidiary's business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Corporation or the Subsidiary may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, except as set forth on SCHEDULE 2.1(z), the Corporation believes that the computer applications that are currently material to its or the Subsidiary's business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, this Section 2.1(z) applies only to the Corporation and the Subsidiary.

              (aa) FULL DISCLOSURE. The representations and warranties of the Corporation set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

       2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Corporation as follows:

              (a) INVESTMENT INTENT. Such Purchaser is acquiring the Stock for its own account for investment purposes only and not with a view to or for distributing or reselling such Stock or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, at all times to sell or otherwise dispose of all or any part of such Stock pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration subject to the provisions of this Agreement and the Registration Rights Agreement.

              (b) PURCHASER STATUS. At the time such Purchaser was offered the Stock, and at each Closing Date, (i) it was and will be, an "accredited investor" (as defined in Regulation D), or (ii) such Purchaser either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Stock, and had and will have so evaluated the merits and risks of such investment. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Stock.

              (c) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Stock and, at the present time, is able to afford a complete loss of such investment.

              (d) RELIANCE. Each Purchaser understands and acknowledges that (i) the Stock is being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Corporation will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

              (e) INDEPENDENT INVESTIGATION. Each Purchaser understands and acknowledges that it has not received any offering materials in connection with the offering and sale of the Securities, that it has had adequate opportunity to ask questions of, and receive satisfactory answers from, the Corporation and its officers and that it has conducted its own investigation of the Corporation, with respect to its investment in the Stock.

       The Corporation acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby or the other Transaction Documents other than those specifically set forth in this Section 2.2.

                               ARTICLE III

                    OTHER AGREEMENTS OF THE PARTIES

       3.1    TRANSFER RESTRICTIONS.

              (a) If any Purchaser should decide to dispose of any of the Securities (and upon conversion thereof any of the Underlying Shares) held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Corporation or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Stock other than pursuant to an effective registration statement or to the Corporation, the Corporation may require the transferor thereof to provide to the Corporation a written opinion of special counsel, the form and substance of which opinion shall be reasonably satisfactory to the Corporation and its outside general counsel, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Corporation hereby consents to and agrees to register (i) any transfer of Stock by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies in writing to the Corporation that it is an "accredited investor" (as defined in Regulation D). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

              (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Stock:

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

       The Underlying Shares issuable upon conversion of the Securities shall not contain the legend set forth above if such conversion or exercise occurs at any time while the Registration Statement is effective under the Securities Act and upon the sale of the Underlying Shares by the Purchasers or in the event there is not an effective Registration Statement at such time, if in the written opinion of counsel to the Corporation (such opinion to be furnished at the sole expenses of the Corporation at the request of a Purchaser) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Corporation agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

       3.2 STOP TRANSFER ORDERS; SUSPENSION OF QUALIFICATION. The Corporation may not make any notation on its records or give instructions to any transfer agent of the Corporation which enlarge the restrictions of transfer set forth in Section 3.1. The Corporation will advise the Purchasers, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending the use of any offering of any securities of the Corporation, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

       3.3 FURNISHING OF INFORMATION. As long as any Purchaser owns Stock, if the Corporation is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will promptly prepare and promptly furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. As long as any Purchaser owns Stock, the Corporation covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act after the date it becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. The Corporation further covenants that it will promptly take such further action as any holder of Stock may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1. Upon the request of any such Person, the Corporation shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

       3.4 BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Corporation shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the last Closing Date.

       3.5 INTEGRATION. The Corporation shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Stock in a manner that would require the registration under the Securities Act of the sale of any or all of such securities to any Purchaser.

       3.6 CERTAIN AGREEMENTS. As long as any Purchaser owns Securities, the Corporation shall not and shall cause the Subsidiary not to, without the consent of the holders of all of the Securities then outstanding, (i) amend its articles of incorporation, bylaws or other organizational documents so as to adversely affect any rights of any Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificate of Designation and as would not adversely affect the rights of any Purchaser hereunder or under the Certificate of Designation; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; (iv) issue any series of preferred stock or other securities with rights senior (in respect of liquidations, dividends, preferences and similar rights) to those of the Securities; or (v) enter into any agreement with respect to any of the foregoing.

       3.7    LISTING AND RESERVATION OF UNDERLYING SHARES; COMPLIANCE WITH
LAW.

              (a) The Corporation shall (i) not later than the fifth Business Day following the Initial Closing Date make all necessary notices and filings with OTCBB (as well as any other national securities exchange or market on which the Common Stock is then listed) with respect to a sufficient number of shares of Common Stock to cover the maximum number of Underlying Shares then issuable and (ii) provide to the Purchasers evidence of such notices and filings, and the Corporation shall maintain the listing of its Common Stock on such market. As used herein, "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

              (b) The Corporation shall at all times have authorized and reserved for issuance upon conversion of the Securities a sufficient number of shares of Common Stock to provide for the conversion of the Securities.

              (c) The Corporation shall notify the SEC and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Stock to the Purchasers and promptly provide copies thereof to the Purchasers.

              (d) Until at least two (2) years after the last of the Securities has been converted into Underlying Shares, (i) the Corporation will cause its Common Stock to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under such Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules and regulations thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Securities Act and Exchange Act, except as permitted herein and
(ii) the Corporation will take all action within its power to continue the trading of its Common Stock on OTCBB and will comply in all respects with the Corporation's reporting, filing and other obligations under the bylaws or rules of the NASD and OTCBB.

       3.8 LISTING ON NASDAQ. The Corporation shall use its best efforts to get approved for listing on The Nasdaq Small-Cap Market after the Initial Closing Date.

       3.9 FILING THE FORM 10 OR FORM S-1 AND FORM 8-A. The Corporation shall use its best efforts to file, and thereafter promptly have declared effective, with the SEC either (1) a Registration Statement on Form 10 (the "FORM 10") within sixty business days after the Initial Closing Date (or earlier, if necessary, to comply with the new OTCBB Eligibility Rule) or (2) a Registration Statement on Form S-1 as more fully described in the Registration Rights Agreement and a Registration Statement on Form 8-A, within sixty business days after the Initial Closing Date (or earlier, if necessary, to comply with the new OTCBB Eligibility Rule) which shall comply as to form and substance with all applicable rules and regulations. This provision shall in no way be construed to limit the rights and obligations of the parties under the Registration Rights Agreement.

       3.10   NOTICE OF BREACHES.

              (a) Each of the Corporation and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement, the Certificate of Designation, or the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to each Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by any party pursuant to this Section 3.10 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

              (b) Notwithstanding the generality of Section 3.10(a), the Corporation shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Corporation to the effect that the consummation of the transactions contemplated by this Agreement, by the Certificate of Designation, or by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Corporation, and the Corporation shall promptly furnish by facsimile to each Purchaser a copy of any written statement in support of or relating to such claim or notice.

              (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Corporation's obligations under the Transaction Documents to any non-defaulting Purchaser with respect to any outstanding Securities or Underlying Shares.

       3.11 CONVERSION OBLIGATIONS OF THE CORPORATION. The Corporation covenants to convert the Securities and to deliver the Underlying Shares in accordance with the terms and conditions and within the time period set forth in the Certificate of Designation.

       3.12 USE OF PROCEEDS. The Corporation shall use all of the proceeds from the sale of the Stock for working capital and general corporate purposes and not for the satisfaction of any portion of Corporation borrowings outside the normal course of business, including, without limitation, any obligation or liability of any kind whatsoever owed to a shareholder, officer or director of the Corporation, or to redeem Corporation equity or equity-equivalent securities.

Pending application of the proceeds of this placement in the manner permitted hereby, the Corporation will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

       3.13 INDEMNIFICATION. The Corporation also will indemnify and hold the Purchasers harmless against any and all losses, claims, damages or liabilities to any such Person (including, without limitation, in connection with any action, proceeding or investigation brought by or against any such Person, including by shareholders of the Corporation) in connection with or as a result of any matter referred to in the Transaction Documents, including, without limitation, for any misrepresentation by the Corporation, for breaches of representations and warranties contained in any of the Transaction Documents, and for any breach, non-compliance or nonfulfillment by the Corporation of any covenant, agreement or undertaking to be complied with or performed by it contained in or pursuant to the Transaction Documents. If for any reason the foregoing indemnification is unavailable to such Purchaser or is insufficient to hold such Person harmless, then the Corporation shall contribute to the amount paid or payable by such Purchaser as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Corporation and its shareholders on the one hand and the Purchasers on the other hand in the matters contemplated by the Transaction Documents as well as the relative fault of the Corporation and the Purchasers with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Corporation under this paragraph shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, the Purchasers, any such affiliate and any such Person. The Corporation also agrees that neither the Purchasers nor any of such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Corporation or any Person asserting claims on behalf of or in right of the Corporation in connection with or as a result of any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Corporation result from the gross negligence or bad faith of, or knowing breach of this Agreement by, the Purchasers. Promptly after receipt by the Purchasersor any affiliate, partners, directors, agents, employees and controlling persons, as the case may be, of notice of any claim or other commencement of any action in respect of which indemnity may be sought, such party will notify the Corporation in writing of the receipt or commencement thereof and the Corporation shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the indemnified parties and the payment of fees and expenses of such counsel). The indemnified party shall cooperate with the Corporation and the Corporation's counsel in the defense of such claim or action. The Purchasers understand that the Corporation shall not in connection with any one such claim or action or separate but substantially similar related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all of the indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party or one or more legal defenses are available to an indemnified party but not to other indemnified parties subject to the same claim or action. In the event the

Corporation does not promptly assume the defense of a claim or action, the indemnified parties shall have the right to employ counsel reasonably satisfactory to the Corporation, at the Corporation's expense, to defend such claim or action. The indemnified party shall not admit any liability with respect to the claim or action or settle, compromise, pay or discharge the same without the prior written consent of the Corporation so long as the Corporation is reasonably contesting or defending the same in good faith. The Corporation shall not compromise, settle or discharge any claim or action without the Purchasers' consent, as applicable, which consent will not be unreasonably withheld, unless there is no finding or admission of any vilation of any law against the indemnified party and the sole relief is monetary damages paid in full by the Corporation. The provisions of this
Section 3.13 shall survive any termination or completion of the Transaction Documents.

       3.14 SALES OF THE SECURITIES . The Corporation shall not sell any shares of preferred stock senior to the Securities other than the Securities.

       3.15   SUBSEQUENT SALES AND REGISTRATIONS.

              (a) Until 180 days after the date the Registration Statement is declared effective as stated in an agreement between Robb Peck McCooey Clearing Corporation ("ROBB PECK") and the Corporation (the "LOCK-UP LETTER"), the Corporation shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant of any option to purchase or other disposition) any of its equity or equity-equivalent securities or any instrument that permits the holder thereof to acquire Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or instrument and, if such security or instrument contains a conversion feature, at a conversion price that is less than the market price of the Common Stock at the time of issuance of such security or instrument, except (i) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Corporation (including any stock options plans which are restated after the date hereof),
(ii) shares issued upon exercise of any currently outstanding warrants disclosed in SCHEDULE 2.1(c)(i), and (iii) shares of Common Stock issued upon conversion or redemption of the Securities.

               (b) Other than Underlying Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Corporation shall not, for a period of not less than 90 Trading Days (as defined in the Certificate of Designation) after the dates that any registration statement relating to the Stock is declared effective by the SEC, without the prior written consent of the Purchasers, (i) file with the SEC to register for resale any securities of the Corporation, except for any shares owned by Robb Peck or its assigns and as set forth on SCHEDULE 2.1(s), or (ii) issue or sell any of its equity or equity-equivalent securities except for (A) securities issued upon the exercise, conversion or redemption of the securities set forth on SCHEDULE 2.1(c)(i) or (B) securities sold pursuant to the Corporation's employee benefit plans. Any day that any Purchaser is unable to sell Underlying Shares under the Registration Statement shall be added to such 90 Trading Day period for the purposes of
(i) and (ii) above.

       3.16 BOARD OF DIRECTORS. For a period of two years after the Closing Date, the Purchasers shall have the right to approve the appointment of any new or replacement member to the Board of Directors, such approval not to be unreasonably withheld. The Corporation agrees to take all corporate action necessary to effect the foregoing concurrent with the Closing, including, without limitation, amending the Corporation's Bylaws, in accordance with the corporate laws of the State of Nevada.

       3.17 BOARD MEMBER. For a period of two years after the Closing Date, Robb Peck, its assigns or designees shall have the right to appoint a designee to serve on the Board of Directors. The Corporation agrees to take all corporate action necessary to cause the foregoing designee to be elected to the Board of Directors concurrent with the Closing, including, without limitation, amending the Corporation's Bylaws and the election of the foregoing designee, in accordance with the corporate laws of the State of Nevada.

       3.18 EMPLOYEE INVENTIONS AND CONFIDENTIALITY AGREEMENT. The Corporation and its Subsidiary shall have each of its new employees, hired after the Closing Date, execute an Employee Inventions and Confidentiality Agreement in the form provided to outside general counsel of the Corporation, a copy of which is attached hereto as EXHIBIT D.

       3.19 YEAR 2000 PLAN. The Corporation shall adopt a Year 2000 Plan to address the Year 2000 Problem, as described in Section 2.1(z), within 90 days of the Initial Closing Date.

       3.20 INCORPORATION OF THE CERTIFICATE OF DESIGNATION BY REFERENCE. The Certificate of Designation is hereby incorporated herein by reference and made a part hereof.



                                     ARTICLE IV

                                     CONDITIONS

       4.1    CONDITIONS PRECEDENT TO SALE OF THE SECURITIES.

              (a) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE CORPORATION TO SELL THE SECURITIES. The obligation of the Corporation to sell the Stock hereunder is subject to the satisfaction or waiver by the Corporation, at or before each Closing, of each of the following conditions:

                     (i) ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date and the Closing Date, as though made on and as of such date;

                     (ii) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to each Closing; and

                     (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

              (b) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SECURITIES. The obligation of each Purchaser hereunder to acquire and pay for the Stock is subject to the satisfaction or waiver by such Purchaser, at or before each Closing, of each of the following conditions:

                     (i) ACCURACY OF THE CORPORATION'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Corporation set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date and the Closing Date as though made on and as of such date, except where the event causing such representation or warranty to be untrue or incorrect would not result in a Material Adverse Effect;

                     (ii) PERFORMANCE BY THE CORPORATION. The Corporation shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Corporation at or prior to each Closing;

                     (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Certificate of Designation or the Registration Rights Agreement relating to the issuance, conversion or exercise of any of the Securities;

                     (iv) LITIGATION; PROCEEDINGS. No action, suit, notice of violation, proceeding or investigation shall have been instituted or threatened against the Corporation which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

                     (v) ADVERSE CHANGES. Since the date of the financial statements attached hereto as SCHEDULE 2.1(k), no event which had a Material Adverse Effect and no material adverse change in the financial condition of the Corporation shall have occurred (for purposes hereof changes in the market price of the Common Stock may be considered as a factor in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

                     (vi) MANAGEMENT. In the reasonable judgment of each Purchaser, there have been no unacceptable changes in the senior management of the Corporation, except for changes which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

                     (vii) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the SEC or OTCBB which suspension shall remain in effect;

                     (viii) LISTING OF COMMON STOCK. The Corporation shall have no knowledge of any action or proceeding, pending or threatened, that may result in the delisting of the Common Stock from OTCBB and the Corporation shall have made all necessary notices and filings with OTCBB;

                     (ix) LEGAL OPINION. The Corporation shall have delivered to the Purchasers the opinion of Richman, Lawrence, Mann, Chizever & Phillips, counsel to the Corporation, in substantially the form annexed hereto as EXHIBIT C.

                     (x) REQUIRED APPROVALS. All Required Approvals shall have been obtained;

                     (xi) SHARES OF COMMON STOCK. On or prior to each Closing Date, the Corporation shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of the Securities;

                     (xii) DELIVERY OF THE SECURITIES. The Corporation shall have delivered to each Purchaser or such Purchaser's designee, the Securities, registered in the name of such Purchaser, and in form satisfactory to such Purchaser;

                     (xiii) REGISTRATION RIGHTS AGREEMENT. The Corporation shall have executed and delivered the Registration Rights Agreement;

                     (xiv) CHANGE OF CONTROL. No Change of Control shall have occurred between the date hereof and the Closing Date. "CHANGE OF CONTROL" means the occurrence of any of (A) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Corporation, (B) a replacement of more than one-half of the members of the Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (C) the merger of the Corporation with or into another entity, consolidation or sale of all or substantially all of the assets of the Corporation in one or a series of related transactions or (D) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (A), (B) or (C);

                     (xv) TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT E annexed hereto, shall have been delivered to and acknowledged in writing by the Corporation's transfer agent;

                     (xvi) OFFICER'S CERTIFICATE. On each Closing Date, the Corporation shall deliver to the Purchasers an Officer's Certificate dated the respective Closing Date and signed by an executive officer of the Corporation confirming the accuracy of the Corporation's representations, warranties and covenants as of such respective Closing Date and confirming the compliance by the Corporation with the conditions precedent set forth in this Section 4.1 as of the respective Closing Date;

                     (xvii) INTERIM FINANCIAL STATEMENTS. On or prior to the Initial Closing Date, the Corporation shall have delivered to the Purchasers interim financial statements reflecting the financial condition of the Corporation and the Subsidiary through May 31, 1999 and on or prior to the Closing Date, the Corporation shall have delivered to the Purchasers any subsequent interim financial statements as required to be filed pursuant to the Exchange Act (such statements not to be outdated by more than 60 days);

                     (xviii) DIRECTOR. On or prior to the Initial Closing Date, the Corporation shall have agreed to appoint a designee of Robb Peck (or a Robb Peck assign or designee) to the Board of Directors and to have secured the necessary approvals for the election of the foregoing designee, in accordance with the corporate laws of the State of Nevada;

                     (xix) D&O INSURANCE. On or prior to the Initial Closing Date, the Corporation shall have delivered to Robb Peck a commitment letter or binder in respect of the proposed insurance policy for its directors and officers;

                     (xx) EFFECTIVENESS OF THE REGISTRATION STATEMENT. On or prior to the Closing Date, the Corporation shall have had declared effective by the SEC a Registration Statement which shall comply as to form and substance with all applicable rules and regulations;

                     (xxi) WAIVER OF PIGGY-BACK REGISTRATION RIGHTS. On or prior to the Initial Closing Date, Stephen Brown shall have executed, and delivered to the Purchasers, a lock-up letter with respect to his 1,500,000 warrants for a period of 270 days, beginning on the Initial Closing Date;

                     (xxii) LOCK-UP LETTER. On or prior to the Initial Closing Date, the Corporation shall have delivered to each Purchaser or such Purchaser's designee, a Lock-up Letter (as defined above), and in form satisfactory to such Purchaser.

                                 ARTICLE V

                               MISCELLANEOUS

       5.1    FEES AND EXPENSES.

              (a) The Corporation shall pay the reasonable legal fees and expenses of Stroock & Stroock & Lavan LLP, counsel for the Purchasers, incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, which amount shall not include any fees or costs incurred by Robb Peck. The Corporation shall pay the reasonable fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Corporation incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The fees and expenses in this Section 5.1(a) for which the Corporation shall be responsible shall be no more than $38,000. The Corporation shall pay all stamp and other taxes and duties levied in connection with the issuance of the Stock pursuant to the Transaction Documents.

              (b) The Corporation shall pay a fee to Robb Peck with respect to the transactions contemplated by this Agreement, payable on the Initial Closing Date.

       5.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

       5.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Purchaser at its address set forth under its name on SCHEDULE 1 attached hereto, or with respect to the Corporation, addressed to:

              Entertainment Boulevard, Inc.
              4052 Del Rey Avenue, Suite 108
              Marina Del Rey, California  90292
              Attention:  Stephen Brown
              Telephone No.: (310) 578-5404
              Facsimile No.: (310) 578-6304
or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to any Purchaser shall be sent to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attention: Susan O. Posen, Esq., Facsimile No.: (212) 806-6006. Copies of notices to the Corporation shall be sent to Richman, Lawrence, Mann, Chizever & Phillips, 9601 Wilshire Boulevard, Penthouse Suite, Beverly Hills, California 90210, Attention: Gerald M. Chizever, Esq., Facsimile No.:
(310) 274-8300.

       5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Corporation and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Stock outstanding. The Corporation shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

       5.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

       5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Corporation may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Corporation, except that any assignee must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

       5.7 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

       5.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

       5.9 SURVIVAL. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Stock pursuant to this Agreement and the Closing hereunder and any conversion of the Securities.

       5.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

       5.11 PUBLICITY. The Corporation and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other Party with prior notice of such public statement. The Corporation shall not publicly or otherwise disclose the names of any of the Purchasers without the prior written consent of Robb Peck (or its assign or designee) unless otherwise required by law, in which case the Corporation shall inform such Purchaser of such disclosure in writing prior to making such disclosure.

       5.12   CONSENT TO JURISDICTION; ATTORNEYS' FEES.

              (a) The Corporation (including, but not limited to, its subsidiaries, officers, directors and controlling persons) and each Purchaser hereby (i) irrevocably submits to the exclusive jurisdiction of any New York State court or Federal court sitting in the City of New York in any action related to, connected with or arising out of, in whole or in part, the Transaction Documents, including, but not limited to, transactions in the securities of the Corporation subsequent to the purchase by such Purchaser or Persons claimed to be affiliated with such Purchaser, (ii) agrees that all claims in such action shall be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consents to the service of process by certified mail, return receipt requested. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

              (b) In connection with any dispute between the Corporation and any Purchaser, related to, connected with or arising out of, in whole or in part, the Transaction Documents, including, but not limited to, transactions in the securities of the Corporation subsequent to the purchase, by a Purchaser or Persons claimed to be affiliated to a Purchaser, the prevailing party shall be awarded all reasonable attorneys' fees and expenses incurred by it. In that connection fees and expenses actually paid by a party in connection with the litigation of any dispute shall be deemed presumably reasonable.

              (c) In the event that any Purchaser or any Person claimed to be affiliated or associated with such Purchaser becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including shareholders of the Corporation, in connection with or as a result of any matter referred to in the Transaction Documents, the Corporation will reimburse such Purchaser and/or those claimed to be affiliated or associated with such Purchaser for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as those fees and expenses are incurred; PROVIDED, HOWEVER, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that such Purchaser is not the prevailing party then in that event, such Purchaser and/or any other Person having received such advances of fees and expenses shall reimburse the Corporation in full for the sums advanced.

              (d) The provisions of this Section 5.12 shall survive any termination or completion of the Transaction Documents.

       5.13   WAIVER OF JURY TRIAL.

              (a) The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to the Transaction Documents, or the transactions contemplated by the Transaction Documents, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 5.13 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of any of the Transaction Documents or any provision hereof or thereof. The waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any of the Transaction Documents.

              (b) The provisions of this Section 5.13 shall survive any termination or completion of the Transaction Documents.

       5.14 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

       5.15 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Corporation under the Transaction Documents and injunctive relief. Each of the Corporation and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation or injunctive relief the defense that a remedy at law would be adequate.

       5.16 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                              ENTERTAINMENT BOULEVARD, INC.


                              By: /s/ Stephen Brown
                                  -------------------------------------
                                  Name:  Stephen Brown
                                  Title: Chief Executive Officer


                              PURCHASER: H.A.A. Inc.
                                         ------------------------------

                              By: /s/ [Illegible]
                                  -------------------------------------
                                  Name:
                                  Title:



                              PURCHASER: Lowen Holdings, a
                                         Gibraltar Corporation
                                         ------------------------------

                              By: /s/ [Illegible]
                                  -------------------------------------
                                  Name:
                                  Title:



                              PURCHASER: Beestons Investments Ltd
                                         ------------------------------

                              By: /s/ [Illegible]
                                  -------------------------------------
                                  Name:
                                  Title:

                                     SCHEDULE 1

                                   Number of Shares of
                                the Securities Purchased
 Name of Investor                      at Closing             Purchase Price
 ----------------               -------------------------     --------------
 H.A.A. Inc.                               700                   $700,000
 1601-42nd Street
 Brooklyn, New York 11204
 Facsimile: 718-435-1313

 Lowen Holdings,                           300                   $300,000
 a Gibraltar Corporation
 West Street 51
 Zurich, Switzerland
 Facsimile: 011-411-462-9086

 Beestons Investments Ltd.                1,000                 $1,000,000
 Gretton House
 Grand Turk
 Turks & Caicos, BWI
 Facsimile: 011-649-946-2933


                            SCHEDULE 2.1(a)


Incorporated in the State of Nevada on December 23, 1997 as Sedmet Exploration, Inc.

Changed name to Entertainment Boulevard, Inc. on February 2, 1999.

                            SCHEDULE 2.1(c)

The following sets forth the capital structure of the Corporation on the Closing Date.

                              [TO COME]



                            Authorized Shares   Shares Issued and Outstanding
                            -----------------   -----------------------------
 Common Stock               50,000,000          12,312,500 (1)
 preferred stock            1,000,000           0


 Total Shares issued and
 outstanding


---------------------
(1) Total includes 112,500 shares issued in connection with bridge loans made to the Corporation by Steve McKeag and Beestons Investment Ltd. (see
Schedule 2.1(s)).

                            SCHEDULE 2.1(c)(i)

OPTIONS:
1999 Stock Option Plan, effective ________ (not yet approved).


WARRANTS:
Holder           # of warrants   Issue Date   Exercise price   Expiration    Registration
                                                                             rights?
Stephen          1,500,000       7/99         $1.00            8/1/04        Yes (1)
Brown
United           400,000                      $1.00            8/1/04        Yes
Kingdom
Unit             2,925,000       1998         $1.00                          Yes
Warrant
[EMI             366,000 (2)
Transaction]


---------------------
(1) Prior to the Initial Closing Date, Stephen Brown shall have executed a lock-up letter with respect to his 1,500,000 warrants for a period of 270 days, beginning on the Initial Closing Date.

(2) Shares equal to 3% of the total outstanding shares (undiluted) of Common Stock (not including bridge shares) of the Corporation. Transaction is contemplated as of the Initial Closing Date.

                           SCHEDULE 2.1(c)(v)


NAME OF STOCKHOLDERS             Type of Security         Shares issued and
--------------------             ----------------            outstanding
                                                             -----------
Stephen Brown                      Common Stock                500,000
Raaheen Alikhan                    Common Stock                312,500
Rohail Alikhan                     Common Stock                625,000
Loretta Harty                      Common Stock                462,500


                             SCHEDULE 2.1(f)

                                 None.

                             SCHEDULE 2.1(g)

                                  None.

                             SCHEDULE 2.1(h)

                                 None.

                            SCHEDULE 2.1(k)


See attached audited consolidated financial statements for the year ended December 31, 1998, and unaudited compiled financial statements as of May 31, 1999.

                             SCHEDULE 2.1(s)

                                       Number of Shares granted
Name of holder                          Registration Rights
--------------                          -------------------
Purchasers under this                          (1)
Agreement
Stephen Brown                          1,500,000 warrants (2)
United Kingdom                          400,000 warrants (2)
Unit Warrant                         2,925,000 warrants (2)(3)
Steve McKeag                             37,500 shares (4)
Beestons Investment Ltd.                 75,000 shares (4)
Robb Peck McCooey Clearing         shares underlying their warrants
Corporation                         issued for their services as
                                           Placement Agent


-------------------
(1) Represents piggy-back registration rights on any registration statement to be filed by the Corporation under the Securities Act following the registration statement to be filed covering the Underlying Shares.
(2) The underlying shares to these warrants have registration rights. Prior to the Initial Closing Date, Stephen Brown shall have executed a lock-up letter with respect to his 1,500,000 warrants for a period of 270 days, beginning on the Initial Closing Date.
(3) These warrants were issued by the Corporation in its 1998 private placement.
(4) Shares issued in connection with bridge loans made by the respective holders to the Corporation.

                            SCHEDULE 2.1(t)

The Corporation executed and delivered a Loan and Security Agreement, dated August 6, 1999, whereby the Corporation pledged its assets as security for the repayment of a $250,000 bridge loan, and filed the requisite accompanying UCC-1 financing statement prior to the Initial Closing Date.

                           SCHEDULE 2.1(w)

The Corporation shall adopt the requisite insurance within 30 days of the Initial Closing Date.

The Corporation shall adopt adequate insurance for its directors and officers within 60 days of the Initial Closing Date. The Corporation shall deliver to Robb Peck on the Initial Closing Date a commitment letter or binder in respect of the proposed insurance policy.

                          SCHEDULE 2.1(z)

The Corporation shall adopt a Year 2000 Plan to address the Year 2000 Problem within 90 days of the Initial Closing Date.